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                                                                EXHIBIT 12

               NEXTLINK Communications, L.L.C. and Subsidiaries
                   Statement Regarding Computation of Ratio
                          of Earnings to Fixed Charges
                                ($ in thousands)

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

                                                              Year ended December 31,
                                               -------------------------------------------------
                                                   1996                1995                 1994
                                               -------------------------------------------------
Income (loss)                                  $ (71,101)            $(12,731)          $   (349)
Add:
    Interest                                   $  31,729             $    499           $      -
    Portion of rents representative
     of the interest factor                          742                  194                  6
                                               -------------------------------------------------
                 Income (loss) as adjusted     $ (38,630)            $(12,038)          $   (343)
                                               -------------------------------------------------
Fixed Charges:
    Interest                                   $  31,729             $    499           $      -
    Portion of rents representative
     of the interest factor                          742                  194                  6
                                               -------------------------------------------------
Fixed Charges                                  $  32,471             $    693           $      6


                                               Earnings are        Earnings are      Earnings are
                                                Inadequate          Inadequate        Inadequate
                                                -------------------------------------------------
Ratio of earnings to fixed charges
Deficiency of:                                 $  71,101             $ 12,731           $    349
                                               -------------------------------------------------

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